UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 16, 2015

NEKTAR THERAPEUTICS

(Exact Name of Registrant as Specified in Charter)

Delaware	0-24006	94-3134940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

455 Mission Bay Boulevard South

San Francisco, California 94158

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (415) 482-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) Compensatory Arrangements of Certain Officers

The Board of Directors (the “Board”) of Nektar Therapeutics, a Delaware corporation (the “Company”), previously approved, subject to stockholder approval, an amendment to the Company’s 2012 Performance Incentive Plan (the “2012 Plan”) that would increase the number of shares of the Company’s common stock reserved for issuance under the 2012 Plan by an additional 7,000,000 shares. According to the final results from the Company’s 2015 Annual Meeting of Stockholders held on June 16, 2015 (the “Annual Meeting”), the Company’s stockholders approved the amendment to the 2012 Plan. The foregoing description of the amendment is qualified in its entirety by reference to the text of the amended and restated version of the 2012 Plan, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders

At the Annual Meeting, the following actions were taken. The proposals below are described in detail in the Company’s definitive proxy statement dated May 7, 2015 for the Annual Meeting.

Proposal 1

Each of the individuals listed below was elected, by a majority of the votes cast at the Annual Meeting and entitled to vote on the election of directors, to serve on the Board of Directors of the Company until the 2018 Annual Meeting of Stockholders.

Nominee	For	Against	Abstain	Broker Non-Votes
Robert B. Chess	101,286,951	474,540	43,803	15,882,770
Susan Wang	101,355,497	403,844	45,953	15,882,770
Roy A. Whitfield	101,018,819	743,651	42,824	15,882,770

In addition to the directors elected above, R. Scott Greer, Joseph J. Krivulka, Christopher A. Kuebler, Lutz Lingnau, Howard W. Robin, and Dennis Winger continue to serve as directors after the Annual Meeting.

Proposal 2

The proposal to amend the 2012 Plan to increase the aggregate number of shares of common stock available for issuance under the 2012 Plan by an additional 7,000,000 shares, as described in the proxy materials, was approved with approximately 90.9% of the shares present or represented and voting at the Annual Meeting voting for the proposal and approximately 9.0% of the shares present or represented and voting at the Annual Meeting voting against the proposal.

For	Against	Abstain	Broker Non-Votes
92,564,659	9,200,176	40,459	15,882,770

Proposal 3

The proposal to ratify the appointment, by the audit committee of the Board of Directors, of Ernst & Young LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2015, as described in the proxy materials, was approved with approximately 99.0% of the shares present or represented and voting at the Annual Meeting voting for the proposal and approximately 0.9% voting against the proposal.

For	Against	Abstain
116,561,808	1,044,331	81,925

Proposal 4

The proposal to approve the compensation of the Company’s Named Executive Officers, on a non-binding advisory basis, was approved with approximately 97.0% of the shares present or represented and voting at the Annual Meeting voting for the proposal and approximately 2.7% voting against the proposal.

For	Against	Abstain	Broker Non-Votes
98,757,903	2,703,958	343,433	15,882,770

Exhibit No.	Description

10.1	2012 Performance Incentive Plan, as amended and restated

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEKTAR THERAPEUTICS

Date: June 17, 2015	By:	/s/ Gil M. Labrucherie
Gil M. Labrucherie General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	2012 Performance Incentive Plan, as amended and restated